UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(646) 844-9897
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Life on Earth, Inc. is referred to herein as “we”, “us”, or “our”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements with Certain Officers

On November 8, 2019, we appointed Sonia Luna as a Director of our Board of Directors and as Chairperson of our Audit Committee.

Compensatory Arrangements

Sonia Luna will receive the following compensation in connection with her Director services: (a) $60,000 per year in stock paid on a quarterly basis, valued at the closing share price of each quarter; (b) $5,000 per year in stock for each committee only membership; or $10,000 per year in stock for Chairperson of any of our Committees.

Biography of Sonia Luna

Since 2004, Sonia Luna has been the Chief Executive Officer of Aviva Spectrum, a California based compliance and financial transformation consulting firm that provides, among other services, compliance with the California cannabis market. From 2000 to 2004, Sonia Luna was an Audit Manager with Ernst & Young, LLP; from 1998 to 2000, she was a Senior Auditor with Singerlewak LLP; and from 1996 to 1998, she was a Staff Auditor with Arthur Andersen. Sonia Luna has been a licensed Certified Public Accountant in California since 1998 and has a bachelor’s degree in Business Administration and Accounting from California State University. Sonia Luna is the recipient of the “2018 California Cannabis Awards” as “Best Accountant”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: November 12, 2019	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer